EXHIBIT 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, Alan J. Sandler, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2014 of Puradyn Filter Technologies Incorporated; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 1, 2016	/s/ Alan J. Sandler Alan J. Sandler, Secretary to the Board, Vice President, principal financial and accounting officer